UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 30, 2025

Bolt Projects Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40223	86-1256660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2261 Market Street, Suite 5447 San Francisco, CA	94114
(Address of principal executive offices)	(Zip Code)
(415) 325-5912
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BSLK	The Nasdaq Stock Market LLC
Warrants, each 20 whole warrants exercisable for one share of Common stock at an exercise price of $230.00	BSLKW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on August 12, 2025, Bolt Projects Holdings, Inc. (the “Company”) received a letter from the Nasdaq Stock Market (“Nasdaq”) stating that, as a result of the Company’s continued non-compliance with the minimum market value of listed securities requirement as set forth in Nasdaq Listing Rule 5450(b)(2)(A) (“MVLS”) and with the minimum market value of publicly held shares requirement as set forth in Nasdaq Listing Rule 5450(b)(2)(C) (“MVPHS”), its securities would be delisted from Nasdaq unless the Company appeals the delisting determination by requesting a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company made a timely request for a hearing before the Panel to appeal the delisting determination.

On September 30, 2025, the Company received written notification from the Panel (the “Determination Letter”) granting the Company’s request for an extension to regain compliance with Nasdaq’s listing standards based on the compliance plan presented at the Company’s hearing before the Panel. As part of that plan, the Company presented a timeline of achieving compliance by December 31, 2025, which date is within the Panel’s authority under Nasdaq Listing Rule 5815 to grant an extension of up to 180 days. Pursuant to the Determination Letter, the Company is to gain compliance with the minimum equity standard requirement under Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”) in lieu of regaining compliance with Nasdaq’s MVLS and MVPHS listing rules and is to phase down to the Nasdaq Capital Market. The Company intends to satisfy these requirements and demonstrate compliance with the Equity Rule within the current extension period or, if appropriate, to request a further extension from the Panel, with any such further extension subject to the Panel’s discretion.

The Company is undertaking measures to regain compliance within the extension period, however, there can be no assurance that the Company will ultimately regain compliance with the Equity Rule or be able to maintain compliance with all other applicable requirements for continued listing on the Nasdaq. The Company’s failure to meet these requirements could result in the Company’s securities being delisted from the Nasdaq. The Company may request a further extension within which to remain compliance with the Equity Rule, however, any extension and the length of any such extension are within the Panel’s discretion.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s intent to regain compliance with the Equity Rule, its plan to request an extension of time to regain compliance and any extension of time granted by the Panel. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to those factors discussed in under the section entitled “Risk Factors” in the Company’s prospectus on Form 424(b)(3) filed with the Securities and Exchange Commission on September 30, 2025, as any such factors may be updated from time to time in the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Company’s investor relations site at boltprojectsholdings.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLT PROJECTS HOLDINGS, INC.

Date: October 2, 2025	By:	/s/ Daniel Widmaier
	Name:	Daniel Widmaier
	Title:	Chief Executive Officer